Exhibit 99.1

Frontier Communications

401 Merritt 7

Norwalk, CT 06851

203.614.5600

www.frontier.com

Frontier Communications to Release Fourth-Quarter 2015 Results and Host Call

NORWALK, Conn., January 6, 2016- Frontier Communications Corporation (NASDAQ:FTR) plans to release fourth-quarter 2015 results on Tuesday, February 23, 2016 before the market opens, and to host a conference call that morning at 8:30 A.M. Eastern. The conference call will be webcast and may be accessed in the Webcasts & Presentations section of Frontier’s Investor Relations website at www.frontier.com/ir.

A telephonic replay of the conference call will be available from Noon on February 23, 2016, through Noon on February 28, 2016 at 888-203-1112 for callers dialing from the U.S. or Canada, or at 719-457-0820 for those dialing from outside the U.S. or Canada. Use the passcode 9446371 to access the replay. A webcast replay of the call will be available at www.frontier.com/ir.

About Frontier Communications

Frontier Communications Corporation (NASDAQ:FTR) offers broadband, voice, video, wireless Internet data access, data security solutions, bundled offerings and specialized bundles for residential customers, small businesses and home offices, and advanced communications for medium and large businesses in 28 states. More information is available at www.frontier.com.

Frontier Communications

INVESTORS:

Luke Szymczak, 203-614-5044

Vice President, Investor Relations

luke.szymczak@ftr.com

or

MEDIA:

Brigid Smith, 203-614-5042

AVP, Corp. Comm.

brigid.smith@ftr.com

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